EXHIBIT 24.1
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James B. Lally and Keene S. Turner, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Michael A. DeCola	Chairman of the Board of Directors	August 20, 2025
Michael A. DeCola

/s/ Lars C. Anderson	Director	August 20, 2025
Lars C. Anderson

/s/ Lyne B. Andrich	Director	August 20, 2025
Lyne B. Andrich

/s/ Michael E. Finn	Director	August 20, 2025
Michael E. Finn

/s/ Michael R. Holmes	Director	August 20, 2025
Michael R. Holmes

/s/ Nevada A. Kent, IV	Director	August 20, 2025
Nevada A. Kent, IV

/s/ Marcela Manjarrez	Director	August 20, 2025
Marcela Manjarrez

/s/ Stephen P. Marsh	Director	August 20, 2025
Stephen P. Marsh

/s/ Richard M. Sanborn	Director	August 20, 2025
Richard M. Sanborn

/s/ Sandra A. Van Trease	Director	August 20, 2025
Sandra A. Van Trease

/s/ Lina A. Young	Director	August 20, 2025
Lina A. Young